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                             KATZ MEDIA CORPORATION
                             OFFER TO EXCHANGE ITS
              10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
              10 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE").


To Our Clients:

         Enclosed for your consideration is a Prospectus dated ____________, 1997 (as amended or supplemented, the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Katz Media Corporation, a Delaware corporation (the "Company"), to exchange (the "Exchange Offer"), $1,000 principal amount of 10 1/2% Series B Senior Subordinated Notes due 2007 (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding 10 1/2% Series A Senior Subordinated Notes due 2007 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the New Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined in the Prospectus). Old Notes may only be tendered in integral multiples of $1,000.

         The material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. A tender of Old Notes pursuant to the Exchange Offer may only be made by us, as the registered holder of the Old Notes, and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to tender Old Notes for exchange pursuant to the Exchange Offer.

         Accordingly, we request your instructions as to whether you wish us to tender any or all such Old Notes held by us for your account or benefit, pursuant to terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes pursuant to the Exchange Offer.

         Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender on your behalf Old Notes for exchange pursuant to the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


         Your attention is directed to the following:

          1. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

          2. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on the Expiration Date.


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          3. The Company has agreed to pay the expenses of the Exchange Offer, except as set forth in the Prospectus.

          4. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Company will be paid by the Company, except as provided in Instruction 6 of the Letter of Transmittal.

         The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish us, on your behalf, to tender any or all Old Notes held by us for your account or benefit for exchange pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and is not required to be completed by you to tender Old Notes registered in your name which are held by us for your account or benefit.

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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of Katz Media Corporation.

         This will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

        Aggregate Principal Amount of Old Notes to be tendered for exchange pursuant to the Exchange Offer:
$__________________________________


I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

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                          Signature(s)

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                          (Please print name(s) and address(es)
                            here)

                          Dated:________________________

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                          (Area Code and Telephone Number)

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                          (Taxpayer Identification or Social
                            Security Number)